Exhibit (2)(n)(2)

Report of Independent Registered Public Accounting Firm on Supplemental Information

To the Stockholders and Board of Trustees

SkyBridge Opportunity Fund:

We have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the consolidated statement of assets and liabilities of SkyBridge Opportunity Fund (the Company), including the consolidated schedule of investments, as of March 31, 2026, and the related consolidated statements of operations and consolidated statement of cash flows for the year then ended, the consolidated statements of changes in shareholders’ capital for each of the years in the two-year period then ended (collectively, the consolidated financial statements), and the financial highlights for each of the years in the five-year period then ended, and our report dated May 29, 2026 expressed an unqualified opinion on those consolidated financial statements and financial highlights. We have not performed any procedures with respect to the audited consolidated financial statements and financial highlights subsequent to May 29, 2026.

The Senior Securities information included in the Form N-2 under the caption “Senior Securities” (the Senior Securities Table) has been subjected to audit procedures performed in conjunction with the audit of the Company’s consolidated financial statements. The Senior Securities Table is the responsibility of the Company’s management. Our audit procedures included determining whether the Senior Securities Table reconciles to the consolidated financial statements or the underlying accounting and other records, as applicable, and performing procedures to test the completeness and accuracy of the information presented in the Senior Securities Table. In forming our opinion on the Senior Securities Table, we evaluated whether the Senior Securities Table, including its form and content, is presented in conformity with the instructions to Form N-2. In our opinion, the Senior Securities Table is fairly stated, in all material respects, in relation to the consolidated financial statements as a whole.

/s/ KPMG LLP

New York, New York

July 29, 2026